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                                                                  EXHIBIT 11.1

                               SAPIENT CORPORATION

                         Article 6.01 of Regulation S-K

 COMPUTATION OF SHARES USED IN COMPUTING BASIC AND DILUTED NET INCOME PER SHARE
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                                                 THREE MONTHS ENDED                 YEARS ENDED
                                                    DECEMBER 31,                    DECEMBER 31,
                                             --------------------------     ---------------------------
                                               1998            1997            1998            1997
                                            -----------     -----------     -----------     -----------
Net income ............................     $ 6,011,897     $ 3,236,433     $13,699,231     $12,358,483
Basic net income per share:
     Weighted average common shares
       outstanding ....................      26,151,105      24,175,694      25,323,357      23,996,108
     Shares used in computing per share
       amount .........................      26,151,105      24,175,694      25,323,357      23,996,108
                                            -----------     -----------     -----------     -----------
     Basic net income  per share ......     $      0.23     $      0.13     $      0.54     $      0.52
                                            ===========     ===========     ===========     ===========
Diluted net income per share:
     Weighted average common shares
       outstanding ....................      26,151,105      24,175,694      25,323,357      23,996,108
     Dilutive stock options ...........       2,392,750       2,156,342       2,578,101       2,082,946
                                            -----------     -----------     -----------     -----------
     Shares used in computing per share
       amount .........................      28,543,855      26,332,036      27,901,458      26,079,054
                                            -----------     -----------     -----------     -----------
     Diluted net income per share ....      $      0.21     $      0.12     $      0.49     $      0.47
                                            ===========     ===========     ===========     ===========
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